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                                                                    EXHIBIT 23.3



          CONSENT OF BURR, PILGER & MAYER LLP, INDEPENDENT ACCOUNTANTS



We consent to the use in the Post-Effective Amendment No. 1 to Registration Statement No. 333-98337 of Yosemite Mortgage Fund II, LLC on Form SB-2/A of our report dated January 9, 2004, except Note 2, as to which the date is February 5, 2004, appearing in the Prospectus, which is part of such Registration Statement, and to the use of our name as it appears under the caption "Experts" in the Prospectus.




/S/  BURR, MAYER & PILGER LLP





San Francisco, California
February 19, 2004